UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2025

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, GA
44 Milton Avenue Alpharetta, GA	30009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 620-8655

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2025, Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Northland Securities, Inc. (trade name Northland Capital Markets), as sales agent (the “Sales Agent”), relating to the issuance and sale from time to time by the Company (the “ATM Program”), through the Sales Agent, of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $8,558,712 (the “Shares”). Sales of the Shares, if any, under the Agreement will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), as agreed with the Sales Agent. In accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”), as of the date of this Current Report on Form 8-K, the Company is permitted to sell an aggregate of up to $8,558,712 in Shares under the Agreement, which represents 21.38% of the value of the Company’s outstanding common stock held by non-affiliates of the Company.

The Agreement includes customary representations, warranties and covenants by the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Sales Agent may be required to make with respect to any of those liabilities. The Company will pay the Sales Agent for sales of its common stock a commission of 3.0% of the gross offering proceeds of the Shares sold through the Sales Agent pursuant to the Agreement.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-287575), which was filed with the SEC on May 23, 2025, and declared effective by the SEC on June 2, 2025, and a prospectus supplement dated November 28, 2025 related thereto, and any successor registration statement filed by the Company with respect to the Shares.

The offering of the Company’s common stock pursuant to the Agreement will terminate upon the sale of all of the Shares pursuant to the Agreement, unless sooner terminated in accordance with the terms and conditions of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 10.1 by reference. In connection with the ATM Program, Duane Morris LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
5.1*	Opinion of Duane Morris LLP
10.1*	Equity Distribution Agreement, dated November 28, 2025, by and between Dogwood Therapeutics, Inc. and Northland Capital Markets.
23.1*	Consent of Duane Morris LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
November 28, 2025

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